UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011
INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2011, the Board of Directors of International Flavors & Fragrances Inc. (“IFF” or the “Company”) elected Mr. Andreas Fibig, Chairman of the Board of Bayer Schering Pharma AG, the pharmaceutical division of Bayer AG, and Mr. Dale F. Morrison, the President and Chief Executive Officer of McCain Foods Limited, a an international leader in the frozen food industry, to the Company’s Board of Directors effective as of March 8, 2011.
Messrs. Fibig and Morrison each currently participate in the non-employee director compensation arrangements described in IFF’s 2010 Proxy Statement, which was filed on March 9, 2010. Under the terms of those arrangements, each non-employee director receives, among other things, an annual cash retainer of $75,000, and an annual retainer of $100,000 paid in the form of Restricted Stock Units (“RSUs”) under the Company’s 2010 Stock Award and Incentive Plan, in each case prorated to reflect his or her service for a partial year. The cash retainer is paid in November of each year. Based on the closing market price of the Company’s common stock on March 8, 2011 and the partial year’s service, a grant of 264 RSUs was made to each of Messrs. Fibig and Morrison, respectively, on that date. Under the non-employee director compensation arrangements, future RSU grants to Messrs. Fibig and Morrison will be made on the date of each annual meeting of shareholders. RSUs granted to directors cliff vest on the third anniversary of the grant date. Once the RSUs vest, each non-employee director will be required to defer all of the vested RSUs under the Company’s Deferred Compensation Plan until he or she separates from service on the Company’s Board of Directors. The non-employee director compensation arrangements for the period commencing with the Company’s 2011 Annual Meeting of Shareholders will be described in IFF’s 2011 Proxy Statement.
Effective as of their election as directors on March 8, 2011, Mr. Fibig was named to the Company’s Nominating and Governance Committee and Mr. Morrison was named to the Company’s Audit Committee.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the elections of Messrs. Fibig and Morrison as directors, on March 8, 2011, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company’s By-laws to increase the number of directors from eleven (11) to thirteen (13) effective March 8, 2011 and to decrease the number of directors from thirteen (13) to twelve (12) effective as of the Company’s 2011 Annual Meeting of Shareholders. The Amended and Restated By-laws of the Company reflecting that amendment are filed with this report as Exhibit 3.1.
Item 8.01 Other Events.
On March 8, 2011, IFF announced the appointment of Anne Chwat as Senior Vice President, General Counsel and Corporate Secretary of the Company effective April 14, 2011. Ms. Chwat was most recently Executive Vice President, General Counsel and Corporate Secretary of Burger King Holdings, Inc.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1. Bylaws of International Flavors & Fragrances Inc., as amended and restated March 8, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2011	INTERNATIONAL FLAVORS & FRAGRANCES INC. (registrant)
	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Bylaws of International Flavors & Fragrances Inc., as amended and restated March 8, 2011